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                                                                    Exhibit 2.2

                               AGREEMENT OF MERGER

                                       OF

                            NATIONAL HEALTHCARE L.P.
                        (a Delaware limited partnership)

                                       AND

                         NATIONAL HEALTHCARE CORPORATION
                            (a Delaware corporation)


         THIS AGREEMENT OF MERGER is made and entered into this ___ day of _________________, 1997 by and between NATIONAL HEALTHCARE L.P., a Delaware limited partnership ("NHC"), and NATIONAL HEALTHCARE CORPORATION, a Delaware corporation ("CORPORATION").

         WHEREAS, National HealthCare L.P. is a business limited partnership of the State of Delaware with its registered office therein located at 1013 Centre Road, City of Wilmington, County of New Castle; and

         WHEREAS, National HealthCare Corporation is a business corporation of the State of Delaware with its registered office therein located at 9 East Loockerman Street, City of Dover, County of Kent; and

         WHEREAS, Section 263 of the Delaware General Corporation Law and
Section 17-211 of the Delaware Revised Uniform Limited Partnership Act permit the merger of a corporation and limited partnership; and

         WHEREAS, the Board of Directors of the Corporation and the Board of Directors of NHC, Inc., the Managing General Partner of NHC, deem it is advisable and to the advantage, welfare and best interests of said entities and their respective stockholders and unitholders to merge NHC with and into the Corporation pursuant to and in accordance with the provisions of Section 263 of the General Corporation Law of the State of Delaware, Section 17-211 of the Delaware Revised Uniform Limited Partnership Act and Section 6.4(a) of the Amended and Restated Agreement of Limited Partnership of NHC, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved and adopted by the general partners and a majority of the limited partners of NHC and by the Board of Directors and stockholders of the Corporation, the parties agree as follows:


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         1. Terms and Conditions of Merger; Method of Effecting Merger. Upon the
Effective Time (as defined herein), NHC shall merge with and into the Corporation and the separate partnership existence of NHC shall cease, and the Corporation shall continue as the surviving corporation (sometimes hereinafter referred to as the "SURVIVING CORPORATION"). The merger shall be effected by the filing of a Certificate of Merger with the Delaware Secretary of State.

         2. Effective Time. The effective date and time of the merger shall be 11:59 p.m., central time, December 31, 1997 (the "EFFECTIVE TIME").

         3. Manner of Converting Shares and Partnership Interests. Each issued and outstanding unit of limited partnership interest ("UNIT") of NHC shall, at the Effective Time, represent one share of common stock of the Corporation. New certificates will not be issued for the shares of the Corporation until the holder thereof subsequently sells, exchanges or surrenders the certificate to the Corporation's transfer agent. The shares of the Corporation issued prior to the merger shall not be converted or exchanged in any manner, but each said share which is issued as of the Effective Time shall be canceled without any action on the holder's part.

         4. Assumption of Rights and Liabilities by Corporation. At the Effective Time, NHC shall be merged into the Corporation which shall continue as the Surviving Corporation, and the Surviving Corporation shall become the owner, without transfer, of all rights, powers, assets, qualifications and property of NHC, and the Surviving Corporation shall become subject to all debts and liabilities of NHC in the same manner as if the Surviving Corporation had itself incurred them.

         5. Name. The Corporation shall continue its existence as the Surviving Corporation under its present name.

         6. Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of the Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said Surviving Corporation until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

         7. Bylaws of Surviving Corporation. The present Bylaws of the Corporation, as now in force and effect, shall continue to be the Bylaws of said Surviving Corporation until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

         8. Directors and Officers of Surviving Corporation. The directors and officers in office of the Corporation at the Effective Time shall be the members of the Board of Directors of and the officers of said Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.



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         9. Amendment or Abandonment of Agreement of Merger. The Board of
Directors of NHC, Inc., the Managing General Partner of NHC, may modify or amend this Agreement of Merger at any time prior to approval by the holders of the Units (the "UNITHOLDERS"). Such Board of Directors may abandon the Agreement of Merger without Unitholder approval at any time prior to 11:59 p.m., central time, December 31, 1997 (either before or after Unitholder adoption) in its sole and absolute discretion if it deems such abandonment in the best interest of Unitholders. If the Agreement of Merger is not implemented because it does not receive the requisite Unitholder vote or the other conditions specified herein are not met, or because the Board of Directors of NHC, Inc. determines for some other reason that it is advisable to abandon the Agreement of Merger, the business and legal structure of NHC will continue substantially in the present manner.

         10. General Authorization. The Board of Directors and the proper officers of NHC, Inc. and of the Corporation and Surviving Corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger provided for herein.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement of Merger as of the ____ day of ______________, 1997.

                                 NHC:

                                 NATIONAL HEALTHCARE L.P.
                                 By:  NHC, Inc., its Managing General Partner



                                 By:_________________________________________
                                 Printed Name:_______________________________
                                 Title of Authorized Officer:________________

                                 CORPORATION:

                                 NATIONAL HEALTHCARE CORPORATION



                                 By:_________________________________________
                                 Printed Name:_______________________________
                                 Title of Authorized Officer:________________


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                           CERTIFICATE OF SECRETARY OF

                         NATIONAL HEALTHCARE CORPORATION
                            (a Delaware corporation)


         The undersigned, being the Secretary of National HealthCare Corporation, a Delaware corporation, does hereby certify that the holders of all of the outstanding stock of said corporation dispensed with a meeting and vote of shareholders, and all of the shareholders entitled to vote consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Agreement of Merger.

         Executed on this ____ day of _________________, 1997.


                                     NATIONAL HEALTHCARE CORPORATION


                                     By:   ________________________________
                                           Richard F. LaRoche, Jr.
                                           Secretary


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                           CERTIFICATE OF SECRETARY OF

                          THE MANAGING GENERAL PARTNER
                                       OF
                            NATIONAL HEALTHCARE L.P.
                        (a Delaware limited partnership)


         The undersigned, being the Secretary of NHC, Inc., a Tennessee corporation and the Managing General Partner of National HealthCare L.P., does hereby certify that the foregoing Agreement of Merger was submitted to the Unitholders of National HealthCare L.P. entitled to vote at a special meeting thereof for the purpose of acting on the Agreement of Merger. Due notice of the time, place, and purpose of said meeting was mailed to each Unitholder of said limited partnership at least 20 days prior to the date of the meeting. At said meeting, the Agreement of Merger was considered by the Unitholders entitled to vote and, a vote having been taken for the adoption or rejection by them of the Agreement of Merger, at least a majority of the outstanding units entitled to vote of the limited partnership was voted in favor of the adoption of the Agreement of Merger.

         Executed on this ____ day of _________________, 1997.



                                      NHC, INC., Managing General Partner of
                                      NATIONAL HEALTHCARE L.P.


                                      By:   ________________________________
                                            Richard F. LaRoche, Jr.
                                            Secretary